UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 12, 2009

Bell Microproducts Inc.
(Exact name of registrant as specified in its charter)

California	0-21528	94-3057566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1941 Ringwood Avenue, San Jose, California		95131-1721
(Address of principal executive offices)		(Zip Code)

408-451-9400
Registrant’s telephone number, including area code:

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SIGNATURES

Exhibit Index
Exhibit 10.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On March 12, 2009, Bell Microproducts Inc. (the “Company”) entered into an employment agreement with W. Donald Bell, the Company’s President and Chief Executive Officer.  The agreement is for an initial term of two years.  Under the agreement, Mr. Bell’s annual base salary will remain unchanged at $632,500, and he will be eligible to participate in incentive compensation plans and receive other benefits that are made generally available to the Company’s other executive officers.  In the event Mr. Bell’s employment is terminated, he may be entitled to severance payments in an amount equal to two times his base salary in effect on the date of his termination.  The employment agreement also supersedes the Management Retention Agreement which was entered into by and between Mr. Bell and the Company as of August 7, 2005.

The foregoing summary of Mr. Bell’s employment agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 10.1	Employment Agreement dated as of March 12, 2009 between Bell Microproducts Inc. and W. Donald Bell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bell Microproducts Inc.
March 16, 2009	By:	/s/ William E. Meyer
		Name:	William E. Meyer
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement dated as of March 12, 2009 between Bell Microproducts Inc. and W. Donald Bell.